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                                                           EXHIBIT 99.E (CE)
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                      AMENDED AND RESTATED AWARD AGREEMENT
                      ------------------------------------
                   (Non-Qualified Stock Option in tandem with
                           Stock Appreciation Rights)

               This Amended and Restated Award Agreement ("Award Agreement") is made as of the 25th day of March, 1992, between BALLY MANUFACTURING CORPORATION, a Delaware corporation (hereinafter called the "Company") and ARTHUR M. GOLDBERG, an employee of the Company or one or more of its Subsidiaries (hereinafter called the "Employee").
               WHEREAS, the Company has heretofore adopted the 1989 Incentive Plan (the "Plan"); and
               WHEREAS, it is a requirement of the Plan that an award agreement be executed to evidence the Non-Qualified Stock Option and stock appreciation rights (the "Award") granted to the Employee;
               WHEREAS, the Company and Employee entered into an Award Agreement on December 31, 1990 (the "Original Agreement") setting forth the terms and provisions pursuant to which the Employee was granted certain stock options and stock appreciation rights under the Plan;
               WHEREAS, the Company and Employee desire to amend and restate in its entirety the Original Agreement solely to reflect a provision regarding the accelerated vesting of the Award, which provision was approved by the Compensation and Stock Option








































     NYFS04...:\30\20130\0001\2042\EXH1235Y.130
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     Committee of the Board of Directors of the Company at a meeting held on March 25, 1992;
               NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth and for other good and valuable consideration, the parties hereto have agreed, and do hereby agree as follows:

               1.  Grant of Award.  The Company hereby grants to the
                   --------------
     Employee the right and option (hereinafter called the "Option") to purchase all or any part of an aggregate of 500,000 shares of the Common Stock, $.66 2/3 par value, of the Company ("Shares") (such number being subject to adjustment as set forth herein and in the
     Plan), and hereby grants a like number of stock appreciation rights ("SARs") exercisable in lieu of any part or all of the Option on the terms and conditions set forth herein and in the Plan.

               2.  Type of Option.  The Option granted under this Award
                   --------------
     Agreement is a Non-Qualified Stock Option and shall not be treated by the Company or the Employee as an Incentive Stock Option for Federal income tax purposes.

               3.  Purchase Price.  The option price of the Shares covered
                   --------------
     by the Option is $2.25 per Share.

               4.  Term of Award.
                   -------------
                    (a) The Term of the Award shall be for a period of ten years from the date of the Original Agreement,











































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               subject to earlier termination as hereinafter provided, and
                    (b) prior to its expiration or termination the Award may be exercised within the following time limitations:
                           (i)  After one year from the date of the
                    Original Agreement it may be exercised as to not more than one-third (1/3) of the Shares originally subject to the Option or one-third (1/3) of the SARs.
                          (ii)  After two years from the date of the
                    Original Agreement, it may be exercised as to not more than an aggregate of two-thirds (2/3) of the Shares originally subject to the Option or two-thirds (2/3) of the SARs.
                         (iii) After three years from the date of the Original Agreement, it may be exercised as to any part or all of the Shares originally subject to the Option or any part or all of the SARs.

               5.  Exercise of Award.
                   -----------------
                    (a) In order to exercise the Award, the person or persons entitled to exercise it shall deliver to the Treasurer of the Company written notice of the number of full Shares with respect to which the Award is to be exercised and whether such exercise is with respect to

















































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               the Option or the SARs or a combination of each.  Unless the
               Company, in its discretion, establishes "cashless exercise" procedures pursuant to Section 10.2 of the Plan, and unless the Committee, in its discretion, permits the person or persons entitled to exercise the Award to utilize such "cashless exercise" procedures, the notice shall be accompanied by payment in full for any Shares being purchased. Such payment shall be in cash, or, upon approval of the Committee, by certificates of Shares held for more than six (6) months, duly endorsed in blank, equal in value to the purchase price of the Shares to be purchased based on their Fair Market Value on the date of exercise, or, upon approval of the Committee, by a combination of cash and Shares. No fractional Shares shall be issued.
                    (b) No Shares shall be issued until full payment therefor has been made, and Employee shall have none of the rights of a stockholder in respect of such Shares until they are so issued.
                    (c) The notice of exercise of the SARs shall be directed to the Treasurer of the Company, accompanied



















































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               by a copy of this Award Agreement, and shall state what
               portion of the SARs exercised the Employee desires to be paid in cash and what portion of the SARs exercised the Employee desires to be paid in Shares. The Committee may honor such request or may satisfy the Award in cash or Shares, or some combination of each, as it shall determine in its sole discretion. On exercise of the Award, the Company shall pay the Employee for the SARs so exercised an amount of cash equal to the product of: (i) the number of SARs exercised which the Committee has determined are to be paid in cash, and (ii) the difference between the Fair Market Value of a Share on the date of such exercise and the price at which a Share could be acquired on exercise of this Option. To the extent the Employee has exercised SARs which the Committee has determined are to be paid in Shares, the Company shall pay the Employee Shares having an aggregate Fair Market Value on the date of exercise equal to the product of: (i) the number of SARs exercised and which the Committee has determined are to be paid in Shares, and (ii) the difference between the Fair Market Value of a Share on the date of such exercise and the price at which a Share could be acquired on exercise of this Option. The number of Shares to be paid pursuant to the


















































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               preceding sentence shall be rounded down to the nearest
               whole number of Shares.
                    (d) Upon the exercise of any part of the Option, the related SARs equal in number to the number of Shares purchased pursuant to such Option exercise shall be cancelled and shall no longer be exercisable under this Award. Upon the exercise of any SARs, that part of the Option to which such exercised SARs relate shall be cancelled and shall no longer be exercisable under this Award. The Options and SARs so cancelled shall be from that portion of the Award then otherwise exercisable pursuant to paragraph 4(b) herein.
                    (e) Notwithstanding the provisions of paragraph 4(b) or anything else to the contrary herein, no SARs exercised under this Award shall be paid in cash if, at the time of exercise the Employee is subject to Section 16(b) of the Securities Exchange Act of 1934 ("Exchange Act"), unless such SARs are exercised during the period beginning on the third business day following the date of release of the financial data specified in Paragraph (e)(1)(ii) of Rule 16b-3 of the General Rules and Regulations under the Exchange Act and ending on the twelfth business day following such date ("Window Period").






















































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               6.  Nontransferability.  The Award shall not be transferable
                   ------------------
     otherwise than by will or the laws of the descent and distribution, and the Award may be exercised, during the lifetime of the Employee, only by him or her.

               7.  Accelerated Vesting of Award.  In the event that the
                   ----------------------------
     average of the closing prices per share of the Common Stock of the Company on the New York Stock Exchange for twenty consecutive trading days is $7.50 or more (the "Twenty Day Trading Period"), the Award may be exercised by the Employee in full at any time after the Twenty Day Trading Period, but not beyond the original term thereof. For purposes of this Paragraph 7, the closing price of the Common Stock of the Company for any trading day is the closing price of such Common Stock for such trading day as set forth in the Wall Street Journal,
                                                    -------------------
      Midwestern Edition, of the day following such trading day.

               8.   Termination of Employment.  In the event that the
                    -------------------------
     employment of the Employee shall be terminated (otherwise than by reason of death, disability or retirement), the Award may be exercised by the employee (to the extent that he or she shall have been entitled to do so at the termination of his or her employment) at any time within three months after such termination, but not beyond the original term thereof. So long as the Employee shall continue to be an employee of the Company or one or more of its Subsidiaries, the Award shall not be affected by any change of duties or position. Nothing in this












































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     Award Agreement shall confer upon the Employee any right to continue in the employ of the Company or any of its Subsidiaries or interfere in any way with the right of the Company or any such Subsidiary to terminate his or her employment at any time. Anything herein contained to the contrary notwithstanding, in the event of any termination of the Employee's employment for cause, the Award, to the extent not theretofore exercised, shall forthwith terminate.

               9.   Death of Employee.  If the Employee shall die while he
                    -----------------
     or she shall be employed by the Company or one or more of its Subsidiaries or within three months after the termination of his or her employment, the Award may be exercised in full by a legatee or legatees of the Employee under his or her last will, or by his or her personal representatives or distributees, at any time within one year after his or her death, but not beyond the original term of the Award.

               10.  Disability of Employee.  If the employment of the
                    ----------------------
     Employee shall terminate on account of his or her having become "disabled," as defined in Section 22(e)(3) of the Code, the Award may be exercised in full at the termination of his or her employment on account of his or her becoming disabled, at any time within one year after the date on which his or her employment terminated, but not beyond the original term of the Award.

















































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               11.  Retirement of Employee.  If the employment of the
                    ----------------------
     Employee shall terminate by reason of retirement entitling the Employee to benefits under the provisions of any retirement plan of the Company or a Subsidiary in which the Employee participates (or if no such plan then exists, at or after age sixty-five (65)), the Award may be exercised in full at any time after the six month anniversary of the date of grant of the Award and within one year after the date on which his or her employment terminated, but not beyond the original term of the Award.

               12.  Taxes.
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                    (a)  The Company shall have the right to require an
               Employee entitled to receive Shares pursuant to the exercise of an Award under the Plan to pay the Company the amount of any taxes which the Company is or will be required to withhold with respect to such Shares before the certificate for such Shares is delivered pursuant to the Award. The Company may elect to deduct such taxes from any other amounts payable then or any time thereafter in cash or Shares or otherwise to the Employee.
                    (b) An Employee who is subject to Section 16(b) of the Exchange Act may satisfy his tax liability with respect to the exercise of the Option or SARs by having the Company withhold Shares otherwise issuable upon exercise of the Option or SARs, if such Employee makes














































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               an irrevocable election, by way of written statement in a
               form acceptable to the Committee, at least six (6) months before the date such tax liability is determined or during any Window Period.

               13.  Changes in Capital Structure.  In the event of changes
                    ----------------------------
     in all of the outstanding Shares by reason of stock dividends, stock splits, recapitalizations, mergers, consolidations, combinations or exchanges of Shares, separations, reorganizations, liquidations, or similar events, as in the event of extraordinary cash or non-cash dividends being declared with respect to outstanding Shares or other similar transactions, the number and class of Shares subject to the Award hereby granted, the option price thereof, and the number of SARs hereby granted shall be correspondingly equitably adjusted by the Committee as it shall decide in its sole discretion.

               14.  Securities Law Compliance.  The Award may not be
                    -------------------------
     exercised and the Company shall not be required to issue any Shares hereunder if such issuance would, in the judgment of the Board or the Committee, constitute a violation of any state or federal law, or of the rules or regulations of any governmental regulatory body, or any securities exchange. The Company may, in its sole discretion, require the Employee to furnish the Company with appropriate representations and a written investment agreement prior to the exercise of the Award and the delivery of any Shares pursuant to the Award.














































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               15.  Incorporation of Provisions of the Plan.  All of the
                    ---------------------------------------
     provisions of the Plan, pursuant to which this Award is granted, are hereby incorporated by reference and made as part hereof as if specifically set forth herein, and to the extent of any conflict between this Award Agreement and the terms contained in the aforesaid Plan, the Plan shall control. To the extent any capitalized terms are not otherwise defined herein, they shall have the meaning set forth in the Plan.
               IN WITNESS WHEREOF, the Company has caused this Award Agreement to be duly executed by its officer thereunto duly authorized, and the Employee has hereunto set his or her hand, all on the day and year first above written.

                                     BALLY MANUFACTURING CORPORATION

                                     By:  /s/ Lee S. Hillman
                                         ----------------------------------

                                     ARTHUR M. GOLDBERG

                                      /s/ Arthur M. Goldberg
                                     --------------------------------------